Exhibit 99.1

EPAM Reports Results for Fourth Quarter and Full Year 2020
Fourth Quarter 2020
•Revenues of $723.5 million, up 14.3% year-over-year
•GAAP Income from Operations was 15.5% of revenues and Non-GAAP Income from Operations was 18.8% of revenues
•GAAP Diluted EPS of $1.46 and Non-GAAP Diluted EPS of $1.81
Full Year 2020
•Revenues of $2.66 billion, up 15.9% year-over-year
•GAAP Income from Operations was 14.3% of revenues and Non-GAAP Income from Operations was 17.8% of revenues
•GAAP Diluted EPS of $5.60 and Non-GAAP Diluted EPS of $6.34
Newtown, PA — February 18, 2021 — EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of digital platform engineering and software development services, today announced results for its fourth quarter and full year ended December 31, 2020.

“Our strong year-end financial performance is underscored by our diverse set of offerings and was made possible by the thousands of EPAMers who persevered through unprecedented challenges. As 2020 drove significantly higher levels of digital change across the industries and geographies we serve, we helped our clients solve their most complex, and often unexpected, business problems,” said Arkadiy Dobkin, CEO & President, EPAM. “This year’s results are also a reflection of EPAM’s adaptiveness and the increasing relevance of our constantly expanding capabilities.”
Fourth Quarter 2020 Highlights
•Revenues increased to $723.5 million, a year-over-year increase of $90.7 million, or 14.3%, and on a constant currency basis, revenues were up 13.7% over the corresponding period last year;
•GAAP income from operations was $112.0 million, an increase of $27.2 million, or 32.2% , compared to $84.7 million in the fourth quarter of 2019;
•Non-GAAP income from operations was $135.9 million, an increase of $28.2 million, or 26.2%, compared to $107.6 million in the fourth quarter of 2019;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.46, an increase of $0.17, or 13.2%, compared to $1.29 in the fourth quarter of 2019; and
•Non-GAAP diluted EPS was $1.81, an increase of $0.30, or 19.9%, compared to $1.51 in the fourth quarter of 2019.
Full Year 2020 Highlights
•Revenues increased to $2.66 billion, a year-over-year increase of $365.7 million, or 15.9%, and on a constant currency basis, revenues were up 16.0% year-over-year;
•GAAP income from operations was $379.3 million, an increase of $76.5 million, or 25.3%, compared to $302.9 million in 2019;
•Non-GAAP income from operations was $472.7 million, an increase of $83.5 million, or 21.5%, compared to $389.2 million in 2019;
•Diluted EPS on a GAAP basis was $5.60, an increase of $1.07, or 23.6%, compared to $4.53 in 2019; and
•Non-GAAP diluted EPS was $6.34, an increase of $0.92, or 17.0%, compared to $5.42 in 2019.

Cash Flow and Other Metrics
•Cash provided by operating activities was $159.3 million in the fourth quarter of 2020, an increase from $124.6 million in the fourth quarter of 2019; and was $544.4 million in 2020, an increase from $287.5 million in 2019;
•Cash, cash equivalents and restricted cash totaled $1,323.5 million as of December 31, 2020, an increase of $385.8 million, or 41.1%, from $937.7 million as of December 31, 2019; and
•Total headcount was approximately 41,200 as of December 31, 2020. Included in this number were approximately 36,700 delivery professionals, an increase of 12.8% from December 31, 2019.
2021 Outlook - Full Year and First Quarter
Full Year
The Company expects the following for the full year:
•The Company expects revenue growth for 2021 to be at least 23% on a GAAP basis. The Company expects that foreign currency translation will have a 1% favorable impact on full year reported revenues. The Company expects revenue growth on a constant currency basis will be at least 22%;
•For the full year, the Company expects GAAP income from operations to be in the range of 13.5% to 14.5% of revenues and non-GAAP income from operations to be in the range of 16.5% to 17.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 12% and its non-GAAP effective tax rate to be approximately 23%; and
•The Company expects GAAP diluted EPS will be in the range of $6.65 to $6.86 for the year, and non-GAAP diluted EPS will be in the range of $7.20 to $7.41 for the year. The Company expects weighted average diluted shares outstanding for the year of 59.2 million.
First Quarter
The Company expects the following for the first quarter:
•Revenues will be in the range of $757 million to $765 million for the first quarter reflecting a year-over-year growth rate of approximately 17% at the mid-point of the range. The Company expects that foreign currency translation will have a 2% favorable impact on year-over-year revenue growth during the quarter. The Company expects year-over-year revenue growth on a constant currency basis to be approximately 15% at the mid-point of the range;
•For the first quarter, the Company expects GAAP income from operations to be in the range of 12.5% to 13.5% of revenues and non-GAAP income from operations to be in the range of 16% to 17% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 1% and its non-GAAP effective tax rate to be approximately 23%; and
•The Company expects GAAP diluted EPS will be in the range of $1.66 to $1.74 for the quarter, and non-GAAP diluted EPS will be in the range of $1.62 to $1.70 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 58.9 million.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, February 18, 2021 at 8:00 a.m. EST. The live conference call will be available by dialing +1 (844) 707-0662 or +1 (703) 318-2250 (outside of the U.S.). A webcast of the conference call can be accessed in the Investor Relations section of the Company’s website at https://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 (outside of the U.S.) and entering the conference ID 4899490. The replay will be available until February 25, 2021.
About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its software engineering expertise to become a leading global product development, digital platform engineering, and top digital and product design agency. Through its ‘Engineering DNA’ and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver next-gen solutions that turn complex business challenges into real business outcomes. EPAM’s global teams serve customers in more than 35 countries across North America, Europe, Asia and Australia. As a recognized market leader in multiple categories among top global independent research agencies, EPAM was one of only four technology companies to appear on Forbes 25 Fastest Growing Public Tech Companies list every year of publication since 2013 and ranked as the top IT services company on Fortune's 100 Fastest-Growing Companies list of 2019 and 2020. Learn more at www.epam.com and follow EPAM on Twitter @EPAMSYSTEMS and LinkedIn.
Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of intangible assets, impairment of assets, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements

This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, the anticipated impact of the COVID-19 pandemic and civil unrest in the geographies where we conduct business and operate and the effect that they may have on our revenues, operations, access to capital, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Reports on Form 10-Q for the 2020 fiscal year, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	$723,493	$632,775	$2,659,478	$2,293,798
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	465,792	410,069	1,732,522	1,488,198
Selling, general and administrative expenses	128,929	124,999	484,758	457,433
Depreciation and amortization expense	16,779	12,962	62,874	45,317
Income from operations	111,993	84,745	379,324	302,850
Interest and other (expense)/ income, net	(2,053)	1,950	3,822	8,725
Foreign exchange loss	(7,920)	(1,898)	(4,667)	(12,049)
Income before provision for income taxes	102,020	84,797	378,479	299,526
Provision for income taxes	16,481	10,273	51,319	38,469
Net income	$85,539	$74,524	$327,160	$261,057

Net income per share:
Basic	$1.53	$1.35	$5.87	$4.77
Diluted	$1.46	$1.29	$5.60	$4.53
Shares used in calculation of net income per share:
Basic	56,031	55,062	55,727	54,719
Diluted	58,774	57,965	58,446	57,668

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of December 31, 2020	As of December 31, 2019
Assets
Current assets
Cash and cash equivalents	$1,322,143	$936,552
Short-term investments	60,007	9
Trade receivables and contract assets, net of allowance of $4,886 and $2,920, respectively	501,062	497,716
Prepaid and other current assets	29,570	39,934
Total current assets	1,912,782	1,474,211
Property and equipment, net	169,533	165,259
Operating lease right-of-use assets, net	228,672	238,991
Intangible assets, net	51,975	56,258
Goodwill	211,956	195,043
Deferred tax assets	92,454	75,013
Other noncurrent assets	53,960	39,433
Total assets	$2,721,332	$2,244,208

Liabilities
Current liabilities
Accounts payable	$10,189	$7,831
Accrued compensation and benefits expenses	294,709	230,035
Accrued expenses and other current liabilities	79,690	82,476
Income taxes payable, current	20,603	9,064
Operating lease liabilities, current	60,759	57,542
Total current liabilities	465,950	386,948
Long-term debt	25,038	25,074
Income taxes payable, noncurrent	43,448	45,878
Operating lease liabilities, noncurrent	180,604	180,848
Other noncurrent liabilities	23,274	9,315
Total liabilities	738,314	648,063
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000 authorized; 56,128 and 55,208 shares issued, 56,108 and 55,188 shares outstanding at December 31, 2020 and December 31, 2019, respectively	56	55
Additional paid-in capital	660,771	607,051
Retained earnings	1,347,880	1,020,590
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(25,512)	(31,374)
Total stockholders’ equity	1,983,018	1,596,145
Total liabilities and stockholders’ equity	$2,721,332	$2,244,208

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth as reported on a GAAP basis to revenue growth on a constant currency basis is presented in the table below:

	Three Months Ended December 31, 2020	Year Ended December 31, 2020
Revenue growth as reported	14.3%	15.9%
Foreign exchange rates impact	(0.6)%	0.1%
Revenue growth on a constant currency basis (1)	13.7%	16.0%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three months and years ended December 31, 2020 and 2019:

	Three Months Ended December 31, 2020			Year Ended December 31, 2020
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$465,792	$(8,989)	$456,803	$1,732,522	$(32,785)	$1,699,737
Selling, general and administrative expenses(3)	$128,929	$(11,746)	$117,183	$484,758	$(48,243)	$436,515
Income from operations(4)	$111,993	$23,860	$135,853	$379,324	$93,368	$472,692
Operating margin	15.5%	3.3%	18.8%	14.3%	3.5%	17.8%
Net income(5)	$85,539	$20,565	$106,104	$327,160	$43,480	$370,640
Diluted earnings per share	$1.46		$1.81	$5.60		$6.34

	Three Months Ended December 31, 2019			Year Ended December 31, 2019
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$410,069	$(9,739)	$400,330	$1,488,198	$(37,580)	$1,450,618
Selling, general and administrative expenses(3)	$124,999	$(10,542)	$114,457	$457,433	$(38,806)	$418,627
Income from operations(4)	$84,745	$22,902	$107,647	$302,850	$86,300	$389,150
Operating margin	13.4%	3.6%	17.0%	13.2%	3.8%	17.0%
Net income(5)	$74,524	$12,731	$87,255	$261,057	$51,651	$312,708
Diluted earnings per share	$1.29		$1.51	$4.53		$5.42

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Stock-based compensation expenses	$8,989	$9,739	$32,785	$37,580
Total adjustments to GAAP cost of revenues(2)	8,989	9,739	32,785	37,580
Stock-based compensation expenses	11,455	9,273	42,453	34,456
Other acquisition-related expenses	1,009	1,269	1,868	3,774
One-time (benefits)/charges	(718)	—	3,922	576
Total adjustments to GAAP selling, general and administrative expenses(3)	11,746	10,542	48,243	38,806
Amortization of purchased intangible assets	3,125	2,621	12,340	9,914
Total adjustments to GAAP income from operations(4)	23,860	22,902	93,368	86,300
Change in fair value of contingent consideration included in Interest and other (expense)/ income, net	3,308	420	1,827	1,776
Impairment of investment	—	—	313	—
Foreign exchange loss	7,920	1,898	4,667	12,049
Provision for income taxes:
Tax effect on non-GAAP adjustments	(6,868)	(4,586)	(20,049)	(20,089)
Excess tax benefits related to stock-based compensation	(7,655)	(7,903)	(36,646)	(28,385)
Total adjustments to GAAP net income(5)	$20,565	$12,731	$43,480	$51,651

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue growth on a GAAP basis to expected revenue growth on a constant currency basis is presented in the table below:

	First Quarter 2021 (at mid-point of range)	Full Year 2021 (at least)
Revenue growth	17%	23%
Foreign exchange rates impact	(2)%	(1)%
Revenue growth on a constant currency basis(6)	15%	22%

(6)
Constant currency revenue results are calculated by translating current period projected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	First Quarter 2021	Full Year 2021
GAAP income from operations as a percentage of revenues	12.5% to 13.5%	13.5% to 14.5%
Stock-based compensation expenses	3.1%	2.6%
Included in cost of revenues (exclusive of depreciation and amortization)	1.4%	1.1%
Included in selling, general and administrative expenses	1.7%	1.5%
Amortization of purchased intangible assets	0.4%	0.4%
Non-GAAP income from operations as a percentage of revenues	16% to 17%	16.5% to 17.5%

Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	First Quarter 2021	Full Year 2021
GAAP effective tax rate (approximately)	1%	12%
Tax effect on non-GAAP adjustments	3.8%	3.3%
Excess tax benefits related to stock-based compensation	18.2%	7.7%
Non-GAAP effective tax rate (approximately)	23%	23%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	First Quarter 2021	Full Year 2021
GAAP diluted earnings per share	$1.66 to $1.74	$6.65 to $6.86
Stock-based compensation expenses	0.38	1.47
Included in cost of revenues (exclusive of depreciation and amortization)	0.17	0.64
Included in selling, general and administrative expenses	0.21	0.83
Other acquisition-related expenses	—	0.02
Amortization of purchased intangible assets	0.05	0.21
Foreign exchange loss	0.02	0.09
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.08)	(0.37)
Excess tax benefits related to stock-based compensation	(0.41)	(0.87)
Non-GAAP diluted earnings per share	$1.62 to $1.70	$7.20 to $7.41